Exhibit 99.1

Caribou Biosciences Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

BERKELEY, Calif., March 5, 2026 (GLOBE NEWSWIRE) -- Caribou Biosciences, Inc. (Nasdaq: CRBU), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today reported financial results for fourth quarter and full year 2025 and provided an overview of recent corporate highlights.

“2025 was a year of strong execution for Caribou as we advance two potentially best-in-class allogeneic CAR-T cell therapy programs,” said Rachel Haurwitz, PhD, Caribou’s president and CEO. “The vispa-cel ANTLER phase 1 data in second-line LBCL patients demonstrated efficacy and durability on par with autologous CAR-T therapy and solidified our confidence that this program is delivering on the promise of an off-the-shelf CAR-T cell therapy with speed, scalability, and access. We continue to engage with the FDA on the pivotal trial design and look forward to reporting longer follow up on the phase 1 data later this year. In addition, we initiated dose expansion of the CB-011 CaMMouflage phase 1 clinical trial for patients with multiple myeloma and look forward to sharing initial dose expansion data and longer follow-up on dose escalation data later this year.”

Clinical highlights
Vispacabtagene regedleucel (vispa-cel; formerly CB-010), a clinical-stage allogeneic anti-CD19 CAR-T cell therapy for patients with relapsed or refractory B cell non-Hodgkin lymphoma
•On February 5, 2026, Caribou presented a poster at the 2026 Tandem Meetings that included the clinical data disclosed in November 2025 as well as new supportive translational data that demonstrate vispa-cel drives outcomes that are on par with autologous CAR-T cell therapies. These data highlight vispa-cel’s potential as the best-in-class allogeneic CAR-T cell therapy for second-line (2L) large B cell lymphoma (LBCL).
•Caribou is in ongoing engagement with the FDA regarding the design of the pivotal trial for vispa-cel in 2L LBCL.
•Longer follow up from the ANTLER phase 1 clinical trial data is expected in 2026.

CB-011, a clinical-stage allogeneic anti-BCMA CAR-T cell therapy for patients with relapsed or refractory multiple myeloma (r/r MM)
•On February 7, 2026, Caribou delivered an oral presentation at the 2026 Tandem Meetings that included the clinical data disclosed in November 2025 as well as new supportive translational data that correlate CAR-T cell expansion with deep, durable responses and support the regimen selected for dose expansion (450x106 CAR-T cells following a lymphodepletion regimen of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for three days). These data highlight CB-011’s potential as the best-in-class allogeneic CAR-T cell therapy for patients with r/r MM.
•Caribou is enrolling BCMA naïve and prior BCMA exposed r/r MM patients in the dose expansion portion of the CaMMouflage trial and expects to report initial dose expansion data as well as longer follow up on dose escalation data in 2026.

Upcoming events
•Leerink 2026 Global Healthcare Conference, Miami, FL
March 10, 2026, fireside chat at 8:00 am ET
https://investor.cariboubio.com/events/event-details/leerink-global-healthcare-conference

Fourth quarter and full year 2025 financial results
Licensing and collaboration revenue: Revenue from Caribou’s licensing and collaboration agreements was $3.9 million for the three months ended December 31, 2025 and $11.2 million for full year 2025, compared to $2.1 million and $10.0 million, respectively, for the same periods in 2024. The increase for full year 2025 was primarily driven by a net increase in revenues related to prior licenses of certain of Caribou's intellectual property to third parties.
R&D expenses: Research and development expenses were $23.8 million for the three months ended December 31, 2025 and $109.4 million for full year 2025, compared to $30.5 million, and $130.2 million respectively, for the same periods in 2024. The decrease for full year 2025 was primarily due to lower R&D and personnel-related expenses related to the reduction in workforce and strategic pipeline prioritization, external contract manufacturing and contract research organization activities and timing of activities for clinical trials, expenses related to licenses, sublicensing revenue, and milestones, and other facilities and allocated expenses.

G&A expenses: General and administrative expenses were $8.6 million for the three months ended December 31, 2025 and $37.9 million for full year 2025, compared to $10.5 million and $46.5 million, respectively, for the same periods in 2024. The decrease for full year 2025 was primarily due to lower legal expenses and personnel-related expenses related to the reduction in workforce and strategic pipeline prioritization.
Non-recurring, non-cash impairment charges: Non-recurring, non-cash impairment charges were $21.3 million for the year ended December 31, 2025, and include charges related to the previously announced strategic pipeline prioritization and an impairment of Caribou's stock investment in a private company. There were no non-recurring, non-cash impairment charges for full year 2024.
GAAP net loss and net loss per share (basic and diluted): Caribou reported GAAP net loss of $26.5 million, or $0.28 per share, for the three months ended December 31, 2025 and $148.1 million, or $1.59 per share, for full year 2025, compared to a net loss of $35.5 million, or $0.39 per share, and $149.1 million, or $1.65 per share, respectively, for the same periods in 2024.
Non-GAAP net loss and net loss per share (basic and diluted): Caribou reported non-GAAP net loss of $126.8 million, or $1.36 per share, for full year 2025, compared to non-GAAP net loss of $149.1 million, or $1.65 per share, for full year 2024. Non-GAAP net loss for full year 2025 excludes $21.3 million of non-cash impairment charges incurred for second quarter 2025.

Cash, cash equivalents, and marketable securities: Caribou reported $142.8 million in cash, cash equivalents, and marketable securities as of December 31, 2025, compared to $249.4 million as of December 31, 2024. Caribou expects its cash, cash equivalents, and marketable securities will be sufficient to fund its current operating plan, including dose expansion for CB-011 and certain start-up activities for its planned vispa-cel pivotal trial, into 2H 2027. Caribou is exploring multiple options to fully fund its planned vispa-cel pivotal trial.
Note regarding use of non-GAAP financial measures
In this press release, Caribou has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash impairment charges. Caribou believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Caribou’s operational performance from period-to-period by excluding items that are not indicative of Caribou's core business operations. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Caribou’s operating results and underlying business trends. In addition, these non-GAAP financial measures are among the indicators Caribou’s management uses for planning purposes and to measure Caribou’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Caribou may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About vispacabtagene regedleucel
Vispacabtagene regedleucel (vispa-cel; formerly known as CB-010) is an allogeneic anti-CD19 CAR-T cell therapy evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL). To Caribou’s knowledge, vispa-cel is the first allogeneic CAR-T cell therapy in the clinic with a PD-1 knockout, a genome-editing strategy designed to enhance CAR-T cell activity by limiting premature CAR-T cell exhaustion. The FDA granted vispa-cel Regenerative Medicine Advanced Therapy (RMAT), Fast Track, and Orphan Drug designations for B-NHL.

About the ANTLER phase 1 clinical trial
The ANTLER clinical trial is a multicenter, open-label phase 1 trial that evaluated vispa-cel in adult patients with r/r B-NHL. Eighty-four patients were treated in the ANTLER clinical trial as of September 2, 2025. Using a 3+3 enrollment strategy, safety and efficacy were assessed in 16 patients in dose escalation evaluating 40x106, 80x106, and 120x106 CAR-T cell dose levels with a lymphodepletion (LD) regimen of cyclophosphamide at 60 mg/kg/day for 2 days followed by fludarabine at 25 mg/m2/day for 5 days. Forty-one second-line large B cell lymphoma (2L LBCL) patients were enrolled in the dose expansion portion, and 80x106 CAR-T cells was selected as the recommended phase 2 dose (RP2D). An additional 22 2L LBCL patients were enrolled in the confirmatory cohort, which prospectively evaluated Caribou’s partial HLA matching strategy. Five patients were enrolled in a cohort of third-line or later LBCL patients with prior exposure to CD19-targeted therapy. Additional information on the ANTLER trial (NCT04637763) can be found at www.clinicaltrials.gov.

About CB-011
CB-011 is an allogeneic anti-BCMA CAR-T cell therapy being evaluated in patients with relapsed or refractory multiple myeloma (r/r MM). To Caribou’s knowledge, CB-011 is the first allogeneic CAR-T cell therapy in the clinic that is engineered to enable activity through an immune cloaking strategy with a B2M knockout and insertion of a B2M–HLA-E fusion protein to blunt immune-mediated rejection. CB-011 has been granted Fast Track and Orphan Drug designations by the FDA.

About the CaMMouflage phase 1 clinical trial
The CaMMouflage clinical trial is a multicenter, open-label phase 1 trial evaluating CB-011 in adults with r/r MM who have been treated with three or more prior lines of therapy. Using a 3+3 dose escalation design, safety and efficacy of CB-011 were evaluated in 48 patients at multiple dose levels and two different lymphodepletion (LD) regimens. Thirteen patients were treated with a single dose of CB-011 (50x106 [N=3], 150x106 [N=7], and 450x106 [N=3] CAR-T cells) with an LD regimen of 300 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for 3 days, and 35 patients were treated with a single dose of CB-011 (150x106 [N=6], 300x106 [N=13], 450x106 [N=13], and 800x106 [N=3] CAR-T cells) with an LD regimen of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for 3 days. The dose expansion portion of the trial will evaluate safety and efficacy of CB-011 at 450x106 CAR-T cells with the selected LD of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for three days. Additional information on the CaMMouflage trial (NCT05722418) can be found at www.clinicaltrials.gov.

About Caribou Biosciences, Inc.
Caribou is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. Caribou’s genome-editing platform based on its chRDNA genome-editing technology enables superior precision to develop cell therapies that are armored to potentially improve activity against diseases. Caribou is focused on vispacabtagene regedleucel (vispa-cel) and CB-011 as off-the-shelf CAR-T cell therapies that have the potential to provide broad access and rapid treatment for patients with hematologic malignancies. Follow the Company @CaribouBio and visit www.cariboubio.com.

Forward-looking statements and important information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, any statements regarding the initiation, timing, progress, strategy, plans, objectives, expectations (including as to the results) with respect to the Company’s CAR-T cell therapy product candidate clinical trials, including the expected outcome of ongoing engagement with the FDA regarding the trial design, and timing of initiation, of the pivotal phase 3 clinical trial for vispa-cel in 2L LBCL CD19-naïve patients; the expected release of longer follow up data on ANTLER phase 1 clinical trial data; reporting dose expansion data, along with longer follow-up data on dose escalation, in 2026 from its ongoing CaMMouflage phase 1 clinical trial for CB-011 in patients with r/r MM; its ability to successfully develop its CAR-T cell therapy product candidates and to obtain and maintain regulatory approval for these product candidates; the likelihood of its clinical trials demonstrating safety and efficacy of its CAR-T cell therapy product candidates; the beneficial characteristics, safety, efficacy, therapeutic effects, and potential advantages of its CAR-T cell therapy product candidates; and the expected timing or likelihood of regulatory filings and approval for its CAR-T cell therapy product candidates. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of allogeneic CAR-T cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of its current and future clinical trials; the risk that initial, preliminary, or interim clinical trial data will not ultimately be predictive of the safety and efficacy of its CAR-T cell therapy product candidates or that clinical outcomes may differ as patient enrollment continues and as more patient data becomes available; the risk that different conclusions or considerations are reached once additional data have been received and fully evaluated; the ability to obtain key regulatory input and approvals; and risks related to its limited operating history, history of net operating losses, financial position, and its ability to raise additional capital as needed to fund its operations and CAR-T cell therapy product candidate development, including the ability to fully fund its pivotal phase 3 clinical trial for vispa-cel; as well as other risk factors described from time to time in Caribou’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caution should be exercised when interpreting results from separate trials involving commercially approved autologous CAR-T cell therapies. The results of autologous CAR-T cell therapies referenced in this press release have been derived from publicly available reports of clinical trials not conducted by Caribou, and Caribou has not performed any head-to-head trials comparing any of these autologous CAR-T cell therapies with vispa-cel. As such, the results of these autologous CAR-T cell therapy clinical trials may not be comparable to clinical results for vispa-cel. The autologous CAR-T cell therapy clinical trials vary in material ways from the ANTLER clinical trial for vispa-cel including with respect to trial design and duration, patient population, patient characteristics, clinical trial phase, treatment protocols, investigators, and other important factors. As a result, cross-trial comparisons may have no interpretive value on Caribou’s existing or future clinical results. For further information and to understand these material differences, you should read the reports for the autologous CAR-T cell therapy clinical trials and the sources included in Caribou’s corporate presentations on its website.

Caribou Biosciences, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	December 31, 2025	December 31, 2024
Cash, cash equivalents, and marketable securities	$142,845	$249,386
Total assets	175,367	313,313
Total liabilities	53,192	60,362
Total stockholders' equity	122,175	252,951
Total liabilities and stockholders' equity	$175,367	$313,313

Caribou Biosciences, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Licensing and collaboration revenue	$3,941	$2,077	$11,159	$9,994
Operating expenses:
Research and development	23,815	30,464	109,439	130,153
General and administrative	8,579	10,488	37,914	46,457
Impairment charges	—	—	12,150	—
Total operating expenses	32,394	40,952	159,503	176,610
Loss from operations	(28,453)	(38,875)	(148,344)	(166,616)
Other income (expense)
Impairment of equity investment	—	—	(9,158)	—
Other income, net	1,415	3,376	8,827	17,502
Total other income (expense)	1,415	3,376	(331)	17,502
Net loss before benefit from income taxes	(27,038)	(35,499)	(148,675)	(149,114)
Benefit from income taxes	(550)	(9)	(550)	(9)
Net loss	(26,488)	(35,490)	(148,125)	(149,105)
Other comprehensive income (loss)
Net unrealized gain (loss) on available-for-sale marketable securities, net of tax	10	(534)	(152)	225
Net comprehensive loss	$(26,478)	$(36,024)	$(148,277)	$(148,880)
Net loss per share, basic and diluted	$(0.28)	$(0.39)	$(1.59)	$(1.65)
Weighted-average common shares outstanding, basic and diluted	94,536,493	91,161,148	93,389,283	90,317,925

Caribou Biosciences, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net loss	$(26,488)	$(35,490)	$(148,125)	$(149,105)
Adjustments:
Non-cash impairment charges	—	—	21,308	—
Non-GAAP net loss	$(26,488)	$(35,490)	$(126,817)	$(149,105)
Net loss per share, basic and diluted	$(0.28)	$(0.39)	$(1.59)	$(1.65)
Adjustments:
Non-cash impairment charges per share	—	—	0.23	—
Non-GAAP net loss per share, basic and diluted*	$(0.28)	$(0.39)	$(1.36)	$(1.65)
Weighted-average common shares outstanding, basic and diluted	94,536,493	91,161,148	93,389,283	90,317,925
*Non-GAAP net loss per share, basic and diluted may not total due to rounding

Caribou Biosciences, Inc. contact:
Peggy Vorwald, PhD
investor.relations@cariboubio.com
media@cariboubio.com